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                                                                    EXHIBIT 23-A

                                CONSENT OF EXPERT

      I consent to the reference to me under the heading "Item 3. Legal Proceedings" in the Annual Report on Form 10-K of Meritor Automotive, Inc. ("Meritor") for the year ended September 30, 1999, and to the incorporation by reference of such reference into Meritor's Registration Statement on Form S-8 (Registration No. 333-35403) pertaining to the Meritor Savings Plan; and Meritor's Registration Statement on Form S-8 (Registration No. 333-35407) pertaining to the Meritor 1997 Long-Term Incentives Plan.

                                                /s/ M. Lee Murrah
                                                -----------------
                                                    M. Lee Murrah
                                          Assistant General Counsel of
                                              Meritor Automotive, Inc.

Date:  December 20, 1999